UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

NATIONAL SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA	95052-8090
(Address of principal executive offices)	(Zip Code)

(408) 721-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Item 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On December 9, 2010, National Semiconductor Corporation, a Delaware corporation (the “Company”), issued a news release announcing earnings for the quarter ended November 28, 2010.  The earnings news release, which has been attached as Exhibit 99.1, contains unaudited Condensed Consolidated Statements of Income, Balance Sheets, and Statements of Cash Flows that are presented in accordance with United States generally accepted accounting principles, or GAAP.  The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01	OTHER EVENTS

On December 9, 2010, the Company announced its Board of Directors had declared a cash dividend of $0.10 per outstanding share of Company common stock.  The dividend will be paid on January 10, 2011 to Company shareholders of record as of the close of business on December 20, 2010.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.                      Description of Exhibit

99.1	News Release dated December 9, 2010 issued by National Semiconductor Corporation* (Earnings)

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

This report contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained therein, the matters set forth in this report, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements.  Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the timing of certain activities and the costs to be incurred in conducting certain activities.  Other risk factors are included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 30, 2010 under the captions “Outlook,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: December 9, 2010	//S// Jamie E. Samath
Jamie E. Samath Vice President and Corporate Controller Signing on behalf of the registrant and as principal accounting officer

Exhibit  99.1

Media Contact:	Financial:
LuAnn Jenkins	Mark Veeh
(408) 721-2440	(408) 721-5007
luann.jenkins@nsc.com	invest.group@nsc.com

National Semiconductor Reports Results for Second Quarter Fiscal 2011

•	Q2 sales of $390.4 million decreased 5% from Q1 of fiscal 2011 but increased 13% from Q2 of fiscal 2010
•	GAAP earnings per share of 34 cents was down from 36 cents in Q1 but up from 20 cents one year ago
•	Gross margin of 68.9% decreased from 70.9% in Q1 but increased from the 65.3% posted in Q2 of last year
•	Sales outlook for Q3 of fiscal 2011 expected to be down 8 percent to 12 percent sequentially

SANTA CLARA, Calif. – Dec. 9, 2010 -- National Semiconductor Corp. (NYSE:NSM) today reported sales of $390.4 million and net income of $83.5 million, or 34 cents per diluted share, for the second quarter of fiscal 2011, which ended Nov. 28, 2010.

National’s second quarter sales were 5 percent lower than the $412.0 million in sales reported in the first quarter of fiscal 2011 due to lower demand from OEMs and distributors in all regions.  Sales in the second quarter of fiscal 2011 were 13 percent higher than the $344.6 million reported in the second quarter of fiscal 2010.

Second quarter net income of $83.5 million, or 34 cents per diluted share, was a decrease from the $88.8 million, or 36 cents per diluted share, in the first quarter of fiscal 2011.  One year ago, National reported net income of $47.0 million, or 20 cents per diluted share.

Gross margin of 68.9 percent decreased from 70.9 percent in the first quarter of 2011, which had set a record for the company.  National reported gross margin of 65.3 percent in the second quarter of fiscal 2010.

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“Revenues in our second quarter were impacted by two factors.  First, although distributor resales of our products were about flat sequentially, we shipped approximately $25 million less to them than in the preceding quarter.  Secondly, we saw, in aggregate, slower demand from mobile phone customers than we typically see in this seasonally strong, pre-holiday season quarter,” said Don Macleod, National’s chief executive officer.  “As this inventory correction by our customers and distributors works its way through our business this quarter, we will continue to invest in our revenue growth initiatives.  This should position us to show amplified revenue growth as we emerge from what we see as a temporary supply chain adjustment.”

Bookings for Q2, Fiscal 2011
National’s total company bookings decreased 24 percent sequentially in the second quarter of fiscal 2011.  Distributors reduced their order rates as lead times across the industry have generally declined, and product availability has improved.  Bookings were also down from wireless handset customers as they adjusted their backlog coverage to reflect lower build activity following the holiday season.  During the second quarter of fiscal 2011, billings exceeded bookings.

Notable Items in Q2, Fiscal 2011
Second quarter fiscal 2011 results included $6.5 million of pre-tax restructuring charges as the company incurred costs for process transfers and shutdown activities related to previously announced plant closures.

Outlook for Q3, Fiscal 2011
For the third quarter of fiscal 2011, National projects revenues to be between $344 million to $359 million, or a decrease of 8 percent to 12 percent sequentially.  Guidance for the third quarter of fiscal 2011 is slightly below National’s five-year average sequential decline of 9 percent, driven primarily by adjustments in the supply chain.

Company Declares Dividend
The company announced today that the Board of Directors has declared a cash dividend of $0.10 per outstanding share of common stock.  The dividend will be paid on Jan. 10, 2011 to shareholders of record at the close of business on Dec. 20, 2010.

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Special Note
This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained herein, the matters set forth in this press release, including management’s expectations regarding future performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements.  Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products.  Other risk factors are included in the company's annual report on Form 10-K for the fiscal year ended May 30, 2010 under the captions “Outlook,” “Risk Factors” and “Management's Discussion and Analysis of Financial Conditions and Results of Operations” contained therein, and the quarterly report on Form 10-Q for the quarter ended Aug. 29, 2010.

About National Semiconductor
National Semiconductor is a leader in power management technology. Known for its easy-to-use analog integrated circuits and world-class supply chain, National’s high-performance analog products enable its customers’ systems to be more energy efficient. Headquartered in Santa Clara, Calif., National reported sales of $1.42 billion for fiscal 2010. Additional information is available at www.national.com.

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NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share amounts)
	Q2 FY11	Q1 FY11	Q2 FY10	YTD 2011	YTD 2010
	Three Months Ended			Six Months Ended
	Nov. 28, 2010	Aug. 29, 2010	Nov. 29, 2009	Nov. 28, 2010	Nov. 29, 2009

Net sales	$390.4	$412.0	$344.6	$802.4	$659.0
Cost of sales	121.5	120.0	119.6	241.5	241.8
Gross margin	268.9	292.0	225.0	560.9	417.2

Research and development	69.5	71.3	68.2	140.8	133.5
Selling, general and administrative	69.4	70.0	81.0	139.4	154.0
Severance and restructuring expenses	6.5	9.8	0.7	16.3	6.4
Other operating expense (income), net	-	0.1	1.1	0.1	(0.9)

Operating expenses	145.4	151.2	151.0	296.6	293.0

Operating income	123.5	140.8	74.0	264.3	124.2

Interest income	0.6	0.6	0.4	1.2	0.9
Interest expense	(13.8)	(13.0)	(15.0)	(26.8)	(30.7)
Other non-operating income (expense), net	3.3	(2.4)	2.0	0.9	5.3

Income before taxes	113.6	126.0	61.4	239.6	99.7
Income tax expense	30.1	37.2	14.4	67.3	22.9
Net income	$83.5	$88.8	$47.0	$172.3	$76.8

Earnings per share:
Basic	$0.35	$0.37	$0.20	$0.72	$0.33
Diluted	$0.34	$0.36	$0.20	$0.70	$0.32

Selected income statement ratios as a percentage of sales:

Gross margin	68.9%	70.9%	65.3%	69.9%	63.3%
Research and development	17.8%	17.3%	19.8%	17.5%	20.3%
Selling, general and administrative	17.8%	17.0%	23.5%	17.4%	23.4%
Net income	21.4%	21.6%	13.6%	21.5%	11.7%

Effective tax rate	26.5%	29.5%	23.5%	28.1%	23.0%

Percentage (decrease) increase in selected items:	Q2 FY11 vs Q1 FY11	Q2 FY11 vs Q2 FY10	YTD FY11 vs YTD FY10

Net sales	(5.2)%	13.3%	21.8%
Net income	(6.0)%	77.7%	124.3%
Diluted earnings per share	(5.6)%	70.0%	118.8%

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NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions)
	Nov. 28, 2010	May 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$878.8	$1,027.0
Receivables	99.8	98.2
Inventories	136.4	118.6
Deferred tax assets	69.7	70.3
Other current assets	147.0	156.8

Total current assets	1,331.7	1,470.9

Net property, plant and equipment	407.6	390.1
Goodwill	68.3	66.1
Deferred tax assets, net	239.6	245.5
Other assets	105.9	102.2
Total assets	$2,153.1	$2,274.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$-	$276.5
Accounts payable	60.9	49.8
Accrued liabilities	142.7	204.5
Income taxes payable	3.2	17.6

Total current liabilities	206.8	548.4

Long-term debt	1,044.4	1,001.0
Long-term income taxes payable	181.4	175.3
Other non-current liabilities	134.1	124.2

Total liabilities	1,566.7	1,848.9

Commitments and contingencies

Shareholders’ equity:
Common stock of $0.50 par value	120.6	119.5
Additional paid-in-capital	219.0	188.3
Retained earnings	379.5	250.3
Accumulated other comprehensive loss	(132.7)	(132.2)

Total shareholders’ equity	586.4	425.9
Total liabilities and shareholders’ equity	$2,153.1	$2,274.8

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NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)
	Six Months Ended
	Nov. 28, 2010	Nov. 29, 2009
Cash flows from operating activities:
Net income	$172.3	$76.8
Adjustments to reconcile net income with net cash provided by operating activities:
Depreciation and amortization	39.7	46.4
Share-based compensation	27.3	32.7
Excess tax benefit from share-based payment arrangements	(2.1)	(0.1)
Tax expense associated with stock options	(11.2)	(4.4)
Gain on investments	(3.7)	(5.3)
Non-cash restructuring recovery	(0.5)	(5.7)
(Gain) loss on disposal of equipment	(0.5)	0.8
Impairment of equipment and other assets	4.0	-
Other, net	6.3	2.6
Changes in certain assets and liabilities, net:
Receivables	(1.5)	(17.5)
Inventories	(17.4)	17.9
Other current assets	0.2	(5.0)
Accounts payable and accrued liabilities	(54.5)	15.8
Current and deferred income taxes	(2.0)	(10.7)
Other non-current liabilities	9.7	15.3
Net cash provided by operating activities	166.1	159.6
Cash flows from investing activities:
Purchase of property, plant and equipment	(46.9)	(14.4)
Proceeds from sale of property, plant and equipment	4.1	0.1
Business acquisition, net of cash acquired	(4.1)	(4.8)
Funding of benefit plan	(3.2)	(1.1)
Redemption of benefit plan	0.3	1.3
Other, net	(0.1)	(1.4)
Net cash used in investing activities	(49.9)	(20.3)
Cash flows from financing activities:
Repayment of bank borrowing	(250.0)	(31.2)
Proceeds from liquidation of derivative instrument in fair value hedge	13.0	-
Payment on software license obligations	(3.4)	(3.2)
Excess tax benefit from share-based payment arrangements	2.1	0.1
Minimum tax withholding paid on behalf of employees for net share settlements	(0.2)	(1.6)
Issuance of common stock	17.2	56.7
Cash payments in connection with stock option exchange program	-	(1.1)
Cash dividends declared and paid	(43.1)	(37.6)
Net cash used in financing activities	(264.4)	(17.9)
Net change in cash and cash equivalents	(148.2)	121.4
Cash and cash equivalents at beginning of period	1,027.0	700.3
Cash and cash equivalents at end of period	$878.8	$821.7

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PART I.  FINANCIAL INFORMATION
EARNINGS PER SHARE (Unaudited)
(In millions, except per share amounts)
	Q2 FY11	Q1 FY11	Q2 FY10	YTD 2011	YTD 2010
	Three Months Ended			Six Months Ended
	Nov. 28, 2010	Aug. 29, 2010	Nov. 29, 2009	Nov. 28, 2010	Nov. 29, 2009

Net income used in basic and diluted
earnings per share calculation	$83.5	$88.8	$47.0	$172.3	$76.8

Earnings per share:
Basic	$0.35	$0.37	$0.20	$0.72	$0.33
Diluted	$0.34	$0.36	$0.20	$0.70	$0.32

Weighted-average shares outstanding:
Basic	239.9	238.8	236.6	239.3	235.1
Diluted	244.8	244.6	241.0	244.7	239.5

OTHER FINANCIAL STATEMENT DETAIL
(In millions)
	Q2 FY11	Q1 FY11	Q2 FY10	YTD 2011	YTD 2010
	Three Months Ended			Six Months Ended
	Nov. 28, 2010	Aug. 29, 2010	Nov. 29, 2009	Nov. 28, 2010	Nov. 29, 2009

Other operating expense (income), net:
Litigation settlement	$-	$-	$1.5	$-	$(0.5)
Other	-	0.1	(0.4)	0.1	(0.4)
Total other operating expense (income), net	$-	$0.1	$1.1	$0.1	$(0.9)

Other non-operating income (expense), net:
Gain on investments	$3.7	$-	$2.0	$3.7	$5.3
Net gain (loss) on derivative instrument in
fair value hedge	0.3	(2.4)	-	(2.1)	-
Loss on liquidation of derivative instrument
in fair value hedge	(0.7)	-	-	(0.7)	-
Total other non-operating income (expense), net	$3.3	$(2.4)	$2.0	$0.9	$5.3

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